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                                                                      EXHIBIT 23





                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Textron Inc. of our report dated January 25, 2000, included in the 1999 Annual Report to Shareholders of Textron Inc.

Our audits also included the financial statement schedules of Textron Inc. listed in the accompanying Index to Financial Statements and Financial Statement Schedules. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-84599, Form S-8 No. 333-78145, Form S-8 No. 333-50931, Form
S-8 No. 333-07121, Form S-8 No. 33-63741, Form S-8 No. 33-57025, Form S-8 No.
33-38094) of Textron Inc. and in the related Prospectus and Prospectus Supplements of our report dated January 25, 2000, with respect to the consolidated financial statements and schedules of Textron Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended January 1, 2000.




Boston, Massachusetts
March 17, 2000